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         Press Release
FOR IMMEDIATE RELEASE                                                NNM: ABCW
June 16, 2003

                          ANCHOR BANCORP WISCONSIN INC.
              ANNOUNCES INCLUSION IN THE NASDAQ FINANCIAL-100 INDEX

Madison, WI. Anchor BanCorp Wisconsin Inc. (NASDAQ "ABCW"), headquartered in Madison, Wisconsin, will be included in the NASDAQ Financial-100 Index effective June 23, 2003. The NASDAQ Financial-100 Index is based on market value. ABCW is already included in the S&P 600 and the Russell 2000 indices.

Anchor BanCorp's stock is traded on the NASDAQ national market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly owned subsidiary, has 54 full service offices and two loan origination offices. All are located in Wisconsin.

NASDAQ (OTCBB:NDAQ) is the world's largest electronic stock market. With more than 3,500 companies, NASDAQ lists more companies and trades more shares per day on average than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, media and biotechnology industries. For more information abut NASDAQ, visit the NASDAQ Web site at www.NASDAQ.com or NASDAQ NewsroomSM at www.NASDAQnews.com.

For more information contact: Michael W. Helser, CFO (608) 252-1810 or Douglas
J. Timmerman, President, at (608) 252-8782.

















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